                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of September 20, 1995, by and between GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USG ACQUISITION CORPORATION, a California corporation ("GTI Sub"), USGRIPS, INC., a Florida corporation ("USG"), J. BARRIE OGILVIE, an individual ("Ogilvie"), PAUL J. HERBER, an individual ("Herber") (Ogilvie and Herber are sometimes hereafter individually referred to as a "USG Shareholder" or collectively as the "USG Shareholders").


                                   RECITALS

     A. Griptec desires USG to merge with and into GTI Sub, and USG desires to merge with and into GTI Sub, upon the terms and subject to the conditions set forth in this Agreement (hereafter referred to as the "Merger").

     B. In connection with the Merger, the parties hereto desire to adopt a plan of reorganization in accordance with the provisions of Section 354 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Neither Griptec nor GTI Sub makes any representation or warranty regarding the tax treatment of the transactions contemplated by this Agreement, including, without limitation, the potential tax-deferred treatment of the Merger.

     C. The USG Shareholders own all of the issued and outstanding shares of one dollar ($1.00) par value common stock of USG, as set forth on Schedule 1 attached hereto and incorporated herein by this reference.


                             TERMS AND CONDITIONS

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Adoption of the Plan.  Griptec, GTI Sub and USG hereby adopt this plan
          --------------------
of reorganization.

     2.   Merger Transaction.
          ------------------

          2.1  Agreement to Merge.  As of the Closing Date (as that term is
               ------------------
defined in Section 3.1 below), USG shall merge with and into GTI Sub and thereupon the separate existence of USG shall cease and GTI Sub shall succeed, without other transfer, to all the rights and property of USG and shall be subject to all the debts and liabilities thereof in the same manner as if GTI Sub had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of USG shall be limited to the property affected thereby immediately prior to the time the Merger is effective.

          2.2  Conversion of USG Shares and Issuance of New Griptec Shares.  At
               -----------------------------------------------------------
the Closing (as that term is defined in Section 3.2 below), each share of one dollar ($1.00) par value common stock of USG shall be converted into an aggregate of 1,200 shares of Common Stock of Griptec. The conversion of USG shares shall occur automatically upon the Closing without action by the USG Shareholders. Each USG Shareholder shall surrender to Griptec his stock certificate or certificates representing his shares of USG and shall be entitled to receive in exchange therefor a new stock certificate or certificates representing the number of newly issued Griptec shares into which his USG shares so surrendered shall have been converted.

          2.3  Procedure to Convert Shares.  At or prior to the Closing Date,
               ---------------------------
each USG Shareholder shall deliver to Griptec his stock certificate or certificates representing his shares of USG, together with a stock assignment separate from certificate, duly endorsed but undated. The form of stock assignment attached hereto as Exhibit "A" and is incorporated herein by this reference. In addition, each USG shareholder shall concurrently deliver to Griptec an Investment Letter in the form of Exhibit "B" attached hereto and incorporated herein by this reference

          2.4  Earn-Out Shares.  In addition to the shares described in Section
               ---------------
2.2 above, the USG Shareholders shall be entitled to earn up to an additional 400,000 shares of Common Stock of Griptec as provided in this Section 2.4:

               (a) For every $10,000 of Annual Net Revenues above the Annual Minimum Net Revenue, the USG Shareholders shall be issued 6,000 additional shares of Common Stock of Griptec up to a maximum of 400,000 additional shares. Should 85% of the Annual Minimum Net Revenue for the fiscal year ending July 31, 1996 not be achieved, the total maximum shares remaining to be earned shall be reduced by 30 1/3%. Should 85% of the Annual Minimum Net Revenue, as may be adjusted as provided below, for the fiscal year ending July 31, 1997 not be achieved, the total maximum shares remaining to be earned shall be reduced by 50%. Should 85% of the Annual Minimum Net Revenue for both fiscal years 1996 and 1997 not be achieved, the total maximum shares remaining to be earned shall be reduced by 60 2/3%.

          (b) Should the Annual Net Revenue equal at least 85% of the required minimum for the fiscal year ending July 31, 1996, there shall be no reduction in the maximum number of shares that may be earned, except the Annual Minimum Net Revenue for fiscal year 1997 shall be increased by the amount of the shortfall. Should the Annual Net Revenue, as may be adjusted in accordance with the foregoing, equal at least 85% of the required minimum for the fiscal year ending July 31, 1997, there shall be no reduction in the total maximum number of shares that may be earned, except the Annual Minimum Net Revenue for fiscal year 1998 shall be increased by the amount of the total shortfall for both years. Should 85% of the required minimum not be earned in either fiscal year 1996 or 1997, the maximum shares that may be earned shall be reduced as provided above.
Should the Annual Minimum Net Revenue, as may be adjusted as provided herein, not be exceeded in fiscal year 1998, the earn-out provision shall be terminated and the USG Shareholders shall forfeit any rights to any remaining unearned shares.

          (c) For purposes hereof, the Annual Minimum Net Revenue for the three applicable fiscal years is as follows:

                                           Annual Minimum Net Revenue
                                           --------------------------
     Fiscal Year Ending July 31, 1996               $1,000,000

     Fiscal Year Ending July 31, 1997               $1,400,000

     Fiscal Year Ending July 31, 1998               $1,800,000

          (d) For purposes hereof, Annual Net Revenue shall be equal to the total amount of Annual Gross Sales for Griptec's fiscal years ending July 31, 1996, 1997 and 1998 less discounts, returns, allowances and freight), and further reduced by the cost of raw materials, grips (including shipping and handling), processing costs (including labor for painting, lasering, wiping, supervision and shipping), and consumables. Only Annual Net Revenue that equals or exceeds 38% of Annual Gross Sales for any fiscal year shall be included in the calculations for determining earn-out shares; provided, however, with respect to any customer with annual purchases (which are included in the definition of Annual Gross Sales below) from Griptec or GTI Sub in excess of $500,000 in any fiscal year of Griptec, those purchases will be included in determining the Annual Net Revenue if they equal or exceed 35% of Annual Gross Sales. Annual Gross Sales for any fiscal year shall be included in the calculations for determining earn-out shares. Annual Gross Sales include only the following grip sales: (1) all EPDM grips; and (2) any split cavity TPR grips sold, other than split cavity grips being sold to existing OEM customers of Griptec, such as Matzie Golf.

            (e) Earn-out shares shall be issued as soon as the Annual Net Revenue has been determined.

            (f) Earn-out shares shall be allocated and issued eighty percent (80%) to Ogilvie and twenty percent (20%) to Herber.

          2.5  "Restricted Securities".   All shares of Griptec to be issued in
               -----------------------
connection with the Merger will be "restricted securities" as that term is defined in Rule 144(a)(3) promulgated under the U.S. Securities Act of 1933, as amended ("Securities Act"), and, as such, will not be freely tradeable except in accordance with the requirements of the Securities Act and all applicable Blue Sky laws. Griptec has not covenanted or undertaken to register any of such shares, or to pay any costs associated therewith, except as provided in Section 7 below. Griptec is issuing its shares in the Merger in reliance upon the accuracy of the representations and warranties set forth in this Agreement and in the Investment Letter attached hereto as Exhibit "B" and in Section 7 below.

          2.6  Status of Outstanding Shares of GTI Sub.  Upon the effectiveness
               ---------------------------------------
of the Merger, each outstanding share of Common Stock of GTI Sub shall remain outstanding and shall not be affected by the Merger.

          2.7  No Fractional Shares or Cash in Lieu of Fractional Shares.
               ---------------------------------------------------------
Fractional shares shall not be issued and fractions of one-half or more shall be rounded to a whole number and fractions of less than one-half will be disregarded. No cash will be paid in lieu of fractional shares.

          2.8  Execution and Delivery of Assignments.  After the Merger becomes
               -------------------------------------
effective, USG, through the persons who were its officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to USG's properties, assets and rights in GTI Sub.

          2.9  Agreement of Merger.  The execution of this Agreement shall
               -------------------
constitute the approval of the USG Shareholders of the principal terms of the Merger. Griptec, GTI Sub and USG shall execute and deliver a short-form Agreement of Merger and Certificates of Approval of Agreement of Merger substantially in the form of Exhibit "C" attached hereto and incorporated herein by this reference, signed on behalf of both Griptec, GTI Sub and USG, which shall be filed with the California Secretary of State. The parties hereto intend that this Agreement and the Agreement of Merger are to be construed as one and the same instrument in order to effectuate their purposes. The parties shall also take whatever action is necessary for USG, as a Florida corporation, to consummate the Merger, including the timely filing of appropriate documents with the Secretary of State of the State of Florida.

          2.10 Assumption of Corporate Tax Liability.  In order to file the
               -------------------------------------
Agreement of Merger with the California Secretary of State, Griptec agrees to execute and deliver to the California Franchise Tax Board an assumption of the tax liability of USG and an agreement to prepare and file all tax returns required to be filed by USG in order to obtain a tax clearance certificate prior to the Closing Date. Notwithstanding the execution and delivery by Griptec of the corporate assumption of tax liability, the USG Shareholders shall remain jointly and severally liable for the accuracy of all representations and warranties made by or on behalf of USG.

     3.   Closing; Closing Date.
          ---------------------

          3.1  Closing Date.  For purposes of this Agreement, the term Closing
               ------------
Date shall mean September 22, 1995; provided, however, Griptec has the right to extend the Closing Date for up to an additional thirty (30) days if it is diligently pursuing financing for the Merger.

          3.2  Closing.  For purposes of this Agreement, the term Closing shall
               -------
mean the closing of the Merger which is scheduled to take place at the offices of Griptec at 10:00 a.m. on the Closing Date and shall be effective upon the filing with the California Secretary of State of the Agreement of Merger and the Certificates of Approval of Agreement of Merger.

          3.3  Appointment of Attorney-in-Fact to Date Stock Assignments
               ---------------------------------------------------------
Separate from Certificate.  Each USG Shareholder hereby designates and appoints
-------------------------
any officer of Griptec as his attorney-in-fact to date his stock assignment separate from certificate with the Closing Date.

     4.   Representations and Warranties of Griptec.  Griptec represents and
          -----------------------------------------
warrants to USG and the USG Shareholders that the following are true and correct as of the date hereof and will be true and correct on the Closing Date:

          4.1  Organization and Good Standing; Qualification.  Griptec is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and to carry on its business as now owned and operated by it.

          4.2  Authorization and Validity.  The execution, delivery and
               --------------------------
performance by Griptec of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Griptec, and, no other action is necessary on the part of Griptec to consummate the transactions contemplated hereby. This Agreement and each other agreement contemplated hereby constitute or will constitute legal, valid and binding obligations of Griptec, enforceable against Griptec in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          4.3  Capitalization.  The capitalization of Griptec consists of
               --------------
10,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock of which 4,086,655 shares of Common Stock are presently issued and outstanding (including 570,600 shares issued in recent and/or pending private placements) and 1,350,000 shares of Series A Convertible Preferred Stock. Except as set forth on Schedule 4.3, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Griptec is or may become obligated to issue, assign or transfer any shares or other securities of Griptec.

          4.4  Valid Issuance of Shares.  The shares to be issued to the USG
               ------------------------
Shareholders in connection with the Merger, including the earn-out shares, when issued, will be validly issued and outstanding, fully paid and nonassessable.

          4.5  No Violation.  Neither the execution, delivery or performance of
               ------------
this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Griptec or any agreement, indenture or other instrument under which Griptec is bound or to which any of its assets or properties are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of its assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Griptec.

          4.6  Consents.  No authorization, consent, approval, permit or license
               --------
of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Griptec.

          4.7  Financial Statements.  Griptec has delivered to USG and the USG
               --------------------
Shareholders a copy of its Annual Report on Form 10-K for its fiscal year ended July 31, 1994 and a copy of its Quarterly Report on Form 10-Q for its third quarter ended April 30, 1995 (the financial statements and notes thereto included in the Form 10-K and Form 10-Q are collectively referred to as the "Griptec Financial Statements"). The Griptec Financial Statements are true, correct and complete, are in accordance with the books and records of Griptec, fairly present the financial condition and results of operations of Griptec as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

          4.8  Absence of Certain Changes.  Except as set forth on Schedule 4.8
               --------------------------
attached hereto, since April 30, 1995, there has not been any:

               (a) Transaction by Griptec except in the ordinary course of business as conducted on that date;

               (b) Capital expenditure by Griptec exceeding $10,000;

               (c) Material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Griptec, whether or not caused by any deliberate act or omission of Griptec;

               (d) Mortgage or pledge of the assets or properties of Griptec or the creation of or subjection to any security interest, lien, lease or other charge or encumbrance thereon or therein;

               (e) Destruction, damage to or loss of any of the assets or properties (whether or not covered by insurance) that materially and adversely affect, or could materially and adversely affect, the financial condition, business or prospects of Griptec;

               (f) Acquisition or disposal of any of the assets or properties, except in the ordinary course of business;

               (g) Revaluation by Griptec of any of its assets or properties;

               (h) Declaration, setting aside or payment of a dividend or other distribution in respect of the shares of Griptec, or any direct or indirect redemption, purchase or other acquisition by Griptec of any of its shares;

               (i) Increase in the salary or other compensation payable or to become payable by Griptec to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by Griptec of a bonus or other additional salary or compensation to any such person;

               (j) Amendment or termination of any contract, agreement or license to which Griptec is a party or by which it is bound, except in the ordinary course of business;

               (k) Loan by Griptec to any person or entity, or guaranty by Griptec of any loan or obligation;

               (l) Waiver or release of any right or claim by Griptec, except in the ordinary course of business;

               (m) Commencement or notice or threat of commencement of any governmental proceeding against or investigation of Griptec or the affairs of Griptec;

               (n) Other event or condition of any character that has or might reasonably have a material and adverse effect on the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Griptec, whether or not caused by any deliberate act or omission of Griptec;

               (o) Issuance or sale by Griptec of any of its shares or of any other securities except as noted in the Griptec Financial Statements; or

               (p) Agreement by Griptec to do any of the things described in the preceding clauses (a) through (o).

          4.9  Taxes.  All income, excise, corporate, franchise, property,
               -----
sales, use, payroll, withholding and other taxes related to taxable periods or portions thereof ending on or prior to the Closing Date, including without limitations governmental charges, assessments and required contributions of Griptec with respect to its business that may result in the filing of a lien on the assets or properties of Griptec, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due and payable on or prior to the Closing Date (such taxes to be paid when due by Griptec).

          4.10 Title to Assets.  Griptec has good, valid and marketable
               ---------------
title to all of its assets and properties, free and clear of mortgages, liens, pledges, security interests, leases, charges, encumbrances, equities, claims or conditional sale or other title retention agreement, except as set forth on
Schedule 4.10.

          4.11 Condition of Assets.   Except as set forth on Schedule 4.11 all
               -------------------
equipment and fixed assets owned by Griptec are in working condition and repair, capable of utilization for their intended use in the ordinary course of business and, to the best knowledge of Griptec, conform in all material respects with all applicable ordinances, regulations and other laws and there are no known or latent defects therein.

          4.12 Compliance with Laws.  To the best knowledge of Griptec, Griptec
               --------------------
has complied in all material respects with all laws, regulations and licensing requirements relating to the its business and has filed with the proper authorities all necessary statements and reports.

          4.13 Finder's Fee.  Griptec has not incurred any obligation for any
               ------------
finder's, broker's or agent's fee in connection with the Merger or any transactions contemplated hereby.

          4.14 Litigation.  Except as set forth in Schedule 4.14, there are no
               ----------
legal actions or administrative proceedings or investigations instituted, or to the best knowledge of Griptec threatened, against or affecting, or that could affect, Griptec, any of its assets, or its business. Griptec is not (i) subject to any continuing court or administrative order, writ, injunction or decree affecting or relating to its assets or property or its business or (ii) in default with respect to any such order, writ, injunction or decree. Griptec does not know of any basis for any such action, proceeding or investigation.

          4.15 Full Disclosure.  None of the representations and warranties
               ---------------
made by Griptec, or made in any certificate or other writing furnished or required to be furnished by any of them, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     5.   Representations and Warranties of GTI Sub.  GTI Sub represents and
          -----------------------------------------
warrants to USG and the USG Shareholders that the following are true and correct as of the date hereof and will be true and correct through the Closing Date:

          5.1  Organization and Good Standing; Qualification.  GTI Sub is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and to carry on its business as now owned and operated by it.
          5.2  Authorization and Validity.  The execution, delivery and
               --------------------------
performance by GTI Sub of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by GTI Sub, and, no other action is necessary on the part of GTI Sub to consummate the transactions contemplated hereby except the approval of the outstanding shares of GTI Sub. This Agreement and each other agreement contemplated hereby constitute or will constitute legal, valid and binding obligations of GTI Sub, enforceable against GTI Sub in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          5.3  No Violation.  Neither the execution, delivery or performance of
               ------------
this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of GTI Sub or any agreement, indenture or other instrument under which GTI Sub is bound or to which any of its assets or properties are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of its assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over GTI Sub.

          5.4  Consents.  No authorization, consent, approval, permit or license
               --------
of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of GTI Sub.

          5.5  Finder's Fee.  GTI Sub has not incurred any obligation for any
               ------------
finder's, broker's or agent's fee in connection with the Merger or any transactions contemplated hereby.

     6.   Representations and Warranties of USG and the USG Shareholders. USG
          --------------------------------------------------------------
and the USG Shareholders, jointly and severally, represent and warrant to Griptec and GTI Sub that the following are true and correct as of the date hereof and will be true and correct through the Closing Date:

          6.1  Organization and Good Standing; Qualification.  USG is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own its properties and to carry on its business as now owned and operated by it. USG is duly qualified and licensed to transact intrastate business in the State of California and in each other jurisdiction in which the operation of its business, the residence of its employees and/or agents or the character of the properties owned, leased or operated by it make such qualification or licensing necessary. USG has delivered to Griptec complete and correct copies of its certificate of incorporation and by-laws and other organizational documents, as amended and in effect on the date hereof.

          6.2  Capitalization.  The capitalization of USG consists of 500 shares
               --------------
of one dollar ($1.00) par value common stock, of which all 500 shares are presently authorized, issued and outstanding shares. The names and addresses of all of the USG Shareholders are set forth on Schedule 1. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which USG or any USG Shareholder is or may become obligated to issue, assign or transfer any shares or other securities of USG.

          6.3  Ownership of USG Shares.  Each of the USG Shareholders is the
               -----------------------
lawful record and beneficial owner of the number of shares of USG capital stock set forth opposite his name on Schedule 1 annexed hereto, free and clear of any liens, pledges, claims, encumbrances or restrictions of any kind, and all of such shares are validly issued and outstanding, fully paid and nonassessable.

          6.4  No Subsidiaries, Etc.  USG has no subsidiaries.  USG has no
               ---------------------
interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, limited liability company, joint venture or other business enterprise or entity. The business carried on by USG has not been conducted through any subsidiary or affiliate of USG.

          6.5  Authorization and Validity.  The execution, delivery and
               --------------------------
performance by USG and the USG Shareholders of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by USG, and, no other action is necessary on the part of USG to consummate the Merger and the other transactions contemplated hereby. This Agreement and each other agreement contemplated hereby constitute or will constitute legal, valid and binding obligations of USG and the USG Shareholders, enforceable against USG and the USG Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

          6.6  No Violation.  Neither the execution, delivery or performance of
               ------------
this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any certificate of incorporation or by-laws of USG or any agreement, indenture or other instrument under which USG is bound or to which any of its assets or properties are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of its assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over USG.

          6.7  Consents.  No authorization, consent, approval, permit or license
               --------
of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of USG except for the approval of Scripps Bank ("Bank") regarding the transfer of a bank loan in the unpaid principal balance of approximately $180,000 ("Bank Loan").

          6.8  Financial Statements.  Set forth on Schedule 6.8 attached hereto
               --------------------
are copies of USG's audited balance sheet ("USG Balance Sheet") as at August 31, 1995 ("USG Balance Sheet Date"), audited statements of income and retained earnings for the ten-month period ended August 31, 1995, and audited statement of cash flow for the ten-month period ended August 31, 1995, and notes thereto; audited balance sheet as at October 31, 1994, audited statements of income and retained earnings for the year ended October 31, 1994, and audited statement of cash flow for the year ended October 31, 1994, and notes thereto; and compiled balance sheet as at October 31, 1993 and compiled statements of income and retained earnings for the year ended October 31, 1993 (collectively the "USG Financial Statements"). The USG Financial Statements are true, correct and complete, are in accordance with the books and records of USG, fairly present the financial condition and results of operations of USG as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. The audited financial statements of USG for the ten-month period ended August 31, 1995 and the year ended October 31, 1994 which are included in the USG Financial Statements have been audited by independent certified public accountants and are unqualified except for going concern qualification.

          6.9  Absence of Certain Changes.  Since the USG Balance Sheet Date,
               --------------------------
there has not been any:

               (a) Transaction by USG except in the ordinary course of business as conducted on that date;

               (b) Capital expenditure by USG exceeding $10,000;

               (c) Material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of USG, whether or not caused by any deliberate act or omission of USG;

               (d) Mortgage or pledge of the assets or properties of USG or the creation of or subjection to any security interest, lien, lease or other charge or encumbrance thereon or therein;

               (e) Destruction, damage to or loss of any of the assets or properties (whether or not covered by insurance) that materially and adversely affect, or could materially and adversely affect, the financial condition, business or prospects of USG;

               (f) Acquisition or disposal of any of the assets or properties, except in the ordinary course of business or with the consent of USG;

               (g) Revaluation by USG of any of its assets or properties;

               (h) Declaration, setting aside or payment of a dividend or other distribution in respect of the shares of USG, or any direct or indirect redemption, purchase or other acquisition by USG of any of its shares;

               (i) Increase in the salary or other compensation payable or to become payable by USG to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by USG of a bonus or other additional salary or compensation to any such person;

               (j) Amendment or termination of any contract, agreement or license to which USG is a party or by which it is bound;

               (k) Loan by USG to any person or entity, or guaranty by USG of any loan or obligation;

               (l) Waiver or release of any right or claim by USG, except in the ordinary course of business;

               (m) Commencement or notice or threat of commencement of any governmental proceeding against or investigation of USG or the affairs of USG;

               (n) Other event or condition of any character that has or might reasonably have a material and adverse effect on the condition (financial or otherwise), operations, assets, liabilities, business or prospects of USG, whether or not caused by any deliberate act or omission of USG;

               (o) Issuance or sale by USG of any of its shares or of any other securities; or

               (p) Agreement by USG to do any of the things described in the preceding clauses (a) through (o).

          6.10 Absence of Undisclosed Liabilities.  Except as and to the extent
               ----------------------------------
reflected or reserved against on the face of the USG Balance Sheet (excluding the notes thereto), as of the USG Balance Sheet Date USG had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by USG's income, for any period prior to the close of business on the USG Balance Sheet Date, or any other debts, liabilities or obligation relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the USG Balance Sheet Date, whether or not then known, due or payable. None of USG's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the USG Balance Sheet Date except as disclosed on the face of the USG Balance Sheet (excluding the notes thereto).

          6.11 Taxes.  All income, excise, corporate, franchise, property,
               -----
sales, use, payroll, withholding and other taxes related to taxable periods or portions thereof ending on or prior to the Closing Date, including without limitations governmental charges, assessments and required contributions of USG with respect to its business that may result in the filing of a lien on the assets or properties of USG, have been accurately recorded and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due and payable on or prior to the Closing Date (such taxes to be paid when due by USG).

          6.12 Schedules.
               ---------

               (a) Attached hereto as Schedule 6.12 is a separate schedule containing an accurate and complete list and description of:

                   (1) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventories and supplies), owned, leased or used by USG except for items having a value of less than $1,000 which do not, in the aggregate, have a total value of more than $5,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                   (2) All real property owned by USG or in which USG has a leasehold interest or which is used by USG in connection with the operation of its business, together with a description of each lease, sublease, or other instrument under which USG claims or holds such leasehold or other interest or right to use thereof or pursuant to which USG has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                   (3) All of USG's receivables (which shall include all accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than thirty (30) days.

                   (4) All fire, theft, casualty, liability and other insurance policies insuring USG, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

                   (5) All agency, sales, distribution or other similar franchises or agreements providing for the services of an independent contractor to which USG is a party or by which it is bound.

                   (6) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Seller is a party or by which it is bound.

                   (7) All loan agreements, mortgages, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which USG is a party or by which it is bound.

                   (8) All contracts, agreements, commitments or other understandings or arrangements to which USG is a party or by which it or any of its property is bound or affected but excluding (A) purchase and sales orders and commitments made in the ordinary course of business involving payments or receipts by USG of less than $500 in any single case but not more than $1,000 in the aggregate, (B) contracts entered into in the ordinary course of business involving payments or receipts by USG of less than $500 in the case of any single contract but not more than $1,000 in the aggregate, (C) contracts entered into in the ordinary course of business which are terminable by USG on less than thirty (30) days notice without penalty or consideration and involving payments or receipts by USG of less than $500 in the case of any single contract but not more than $1,000 in the aggregate.

                   (9) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock option or stock purchase plans, group life, health and accident insurance plans, and any other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, and whether or not written or verbal, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which USG is a party or by which it is bound or which relate to the operation of its business.

                   (10) The names and current annual salary rates of all persons (including independent commission agents), and showing separately for each such person the amount paid or payable as salary, bonus payments and any indirect compensation.

                   (11) The names of all of USG's directors and officers.

                   (12) The name of each bank in which USG has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                   (13) The names of all person, if any, holding tax or other powers of attorney from USG and a summary of the terms thereof.

               (b) All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 6.12 (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule 6.12, do not require notice to or the consent of any other party in connection with the Merger so that after the effectiveness of the Merger GTI Sub will be entitled to the full benefits thereof. Except as disclosed on Schedule 6.12, none of the payments required to be made under any contract, agreement, lease, license or commitment has been prepaid by more than thirty (30) days prior to the due date of such payment thereunder, and there is not thereunder any existing default, or event which, after notice or the lapse of time, or both, would constitute a default or result in a right to accelerate or loss or rights, and none of such contracts, agreements, leases, licenses or commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to USG's business, properties, assets, earnings or prospects or the like, either before or after the Closing, to result in any material loss or liability. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed or described on Schedule 6.12 (together with any an all amendments thereto) have been delivered to Griptec and initialed by Griptec's Secretary and identified with a reference to this section of the Agreement.

          6.13 Title to Assets.  USG has good, valid and marketable title to all
               ---------------
of its assets and properties, including, without limitation, those reflected in its books and records and in the USG Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business), free and clear of mortgages, liens, pledges, security interests, leases, charges, encumbrances, equities, claims or conditional sale or other title retention agreement, except as set forth on Schedule 6.12 and except for the lien of Scripps Bank thereon.

          6.14 Condition of Assets.   All equipment and fixed assets owned by
               -------------------
USG are in good condition and repair, capable of utilization for their intended use in the ordinary course of business and, to the best knowledge of USG, conform in all material respects with all applicable ordinances, regulations and other laws and there are no known or latent defects therein.

          6.15 Inventory.  All items of USG's inventory and related supplies
               ---------
(including raw materials, work-in-process and finished goods) reflected on the USG Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production and completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, none of such items is obsolete or below standard quality and each item of such inventory reflected in the USG Balance Sheet and the books and records of USG is so reflected on the basis of a complete physical count and is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with generally accepted accounting principles consistently applied.

          6.16 Receivables.  All receivables of USG (including accounts
               -----------
receivable, loans receivable and advances) which were reflected in the USG Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arise from bona fide transactions in the ordinary course of USG's business and shall be (or have been) fully collected when due, or in the case of each account receivable within ninety (90) days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof.

          6.17 Patents, Etc.  Schedule 6.17 sets forth copyrights, trademarks,
               ------------
service marks, service names, trade names, patents, trade secrets and other proprietary rights necessary to conduct its business as it is presently operated, including, without limitation, the software used to operate the laser cutting machines (collectively the "Intangible Property"). USG owns or possesses the royalty-free license or other rights to use the Intangible Property. USG is not infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses, trade secrets or other proprietary rights owned by any other person or persons, and there is not claim or action by any such person pending, or to the knowledge of USG or any of the USG Shareholders threatened, with respect thereto.

          6.18 Customers.  Schedule 6.18 sets forth the names and addresses of
               ---------
all customers of USG, together with a summary of sales over the past twelve (12) months. Neither USG nor any of the USG Shareholders has received any notice or has any reason to believe that any significant customer of USG has ceased, or will cease, to purchase grips from USG, has substantially reduced or will substantially reduce its purchases, or has sought, or is seeking, to reduce prices it will pay for grips or any services provided by USG.

          6.19 Suppliers and Vendors.  Schedule 6.19 sets forth the names and
               ---------------------
addresses of all major suppliers and vendors to USG, together with a summary of all purchases over the past twelve (12) months. Neither USG nor any of the USG Shareholders has received any notice or has any reason to believe that any such supplier or vendor has ceased, or will cease, to deal with USG, has substantially reduced or will substantially reduce its sales to USG, or has sought, or is seeking, to increase prices it will charge for any goods or services provided to USG.

          6.20  Product Warranties.  There are no warranties, express or
                ------------------
implied, written or oral, with respect to any of the products or services of USG except as set forth on Schedule 6.20. There are no claims pending or, to the best knowledge of USG or the USG Shareholders threatened with respect to any products of USG, or any product warranties.

          6.21 Environmental Matters.  USG has obtained all permits, licenses
               ---------------------
and other authorizations which are required in connection with the conduct of its business, and is in compliance with all laws, statutes, regulations, permits, licenses and authorizations, relating to Hazardous Substances or protection of the environment, including, without limitation, regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous waste into the environment (including, without limitation, ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous wastes or Hazardous Substances. Neither USG nor any of the USG Shareholders is aware of or has received notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulation, code, plan order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis for any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, transport or handling, or the emission, discharge, release or threatened release in the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous waste or Hazardous Substance. For purposes hereof, the term "Hazardous Substance" means and refers to any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials, is either: (i) potentially injurious to the public health, safety or welfare and/or the environment and/or the Property; (ii) regulated or monitored by any governmental authority; (iii) defined under any Environmental Laws as "hazardous materials," "hazardous substances" or any similar terminology; or (iv) a basis for liability to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof.

          6.22  Records.  The books of account, minute books, stock certificate
                -------
books and stock transfer ledgers of USG are complete and correct in all material respects, and there have been no transactions involving the business of USG which properly should have been set forth therein and which have not been accurately so set forth.

          6.23 No Guaranties. Except for the Bank Loan, none of the obligations
               -------------
or liabilities of USG is guaranteed by any person, firm or corporation, nor has USG guaranteed the obligations or liabilities of any other person, firm or corporation.

          6.24 Compliance with Laws.  To the best knowledge of USG, USG has
               --------------------
complied in all material respects with all laws, regulations and licensing requirements relating to the its business and has filed with the proper authorities all necessary statements and reports.

          6.25 Finder's Fee.  Neither USG nor any of the USG Shareholders
               ------------
has incurred any obligation for any finder's, broker's or agent's fee in connection with the Merger or any of the other transactions contemplated hereby.

          6.26 Litigation.  There are no legal actions or administrative
               ----------
proceedings or investigations instituted, or to the best knowledge of USG and the USG Shareholders threatened, against or affecting, or that could affect, USG, any of its assets, or its business. USG is not (i) subject to any continuing court or administrative order, writ, injunction or decree affecting or relating to its assets or property or its business or (ii) in default with respect to any such order, writ, injunction or decree. Neither USG nor any of the USG Shareholders knows of any basis for any such action, proceeding or investigation.

          6.27 Full Disclosure.  None of the representations and warranties
               ---------------
made by USG, or made in any certificate or other writing furnished or required to be furnished by any of them, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     7.   Matters Relating to the Issuance of Shares of Griptec.
          -----------------------------------------------------

          7.1  Exemption Under Securities Act.  In connection with the Merger
               ------------------------------
transaction, Griptec is relying upon the exemptions set forth in Section 4(2) of Regulation D (to the extent applicable) and Rule 145 promulgated under the Securities Act of 1933, as amended.

          7.2  Exemption Under California Corporate Securities Law.  Griptec is
               ---------------------------------------------------
relying upon the exemptions set forth in Sections 25103(e) and 25103(h) of the California Corporate Securities Law so as not to have to qualify the exchange of shares incident to the Merger, including the issuance of the earn-out shares. The representations and warranties of the USG Shareholders set forth in the Investment Letters to be delivered at the Closing and in Section 7.3 below are incorporated herein. In addition, each of the USG Shareholders covenants, represents and warrants as follows:

                   (a) USG has twenty (20) or fewer shareholders, each of whom is an equity security holders, including all equity security holders who are not residents of the State of California;

                   (b) He hereby consents in writing to the Merger;

                   (c) The offer and sale of Griptec's shares in the Merger has not been accomplished by the publication of any advertisement; and

                   (d) The USG Shareholders will receive, as a result of the Merger, only one-class voting Common Stock of Griptec, cash, or a combination thereof.

          7.3  Representations and Warranties of the USG Shareholders. Each USG
               ------------------------------------------------------
Shareholder, jointly and severally, covenants, represents and warrants to Griptec and GTI Sub that the following are true and correct as of the date hereof and will be true and correct on the Closing Date and on each date that any of the earn-out shares may be issued:

                   (a) He has either: (i) a preexisting personal or business relationship with Griptec or any of its officers, directors or controlling persons, or (ii) by reason of his business or financial experience, or the business or financial experience of his professional advisor who is unaffiliated with and who is not compensated by Griptec or any affiliate or selling agent of Griptec, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interest in connection with the Merger.

                   (b) He is acquiring the shares of Griptec to be issued in connection with the Merger for his own account (or a trust account if the equity security holder is a trustee) and not with a view to or for sale in connection with any distribution.

          7.4  Representations and Warranties of Ogilvie.  Ogilvie represents
               -----------------------------------------
and warrants to Griptec and GTI Sub that he owns more than seventy-five percent (75%) of the issued and outstanding shares of USG and that his residence address is 140 Gravel Pit Road, R.R. #3, Dundas, Ontario, Canada.

          7.5  Piggy-Back Registration Rights.  For a period of two (2) years
               ------------------------------
from the Closing Date, Griptec shall offer to the USG Shareholders "piggy-back" registration rights upon the terms and subject to the conditions set forth on Exhibit D attached hereto and incorporated herein by this reference.

     8.   Conduct of Business Prior to Closing.  Prior to the Closing, USG shall
          ------------------------------------
conduct, and since the USG Balance Sheet Date USG has conducted, its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices. USG and the USG Shareholders shall use their best efforts to: (i) preserve the business and organization of USG intact; (ii) to keep available to GTI Sub the services of USG's present officers, employees, agents and independent contractors; (iii) to preserve for the benefit of GTI Sub the goodwill of USG's suppliers, customers, landlords and others having business relations with it; and (iv) to cooperate with Griptec and use reasonable efforts to assist Griptec in obtaining the consent of the Bank or any landlord or other party to any lease or contract with USG where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

     9.   Access to Information and Documents.  Upon reasonable notice and
          -----------------------------------
during regular business hours, USG and the USG Shareholders will give Griptec and Griptec's attorneys, accountants and other representatives full access to USG's personnel and all properties, documents, contracts, books and records of USG and will furnish Griptec with copies of such documents (certified by USG's officers if so requested) and such information with respect to the affairs of USG as Griptec may from time to time request, and Griptec will not improperly disclose the same prior to the Closing. Any such furnishing of such information to Griptec or any investigation by Griptec shall not affect Griptec's right to rely on any representations and warranties made in this Agreement or in connection herewith or pursuant hereto.

     10.  Contracts with Ogilvie and Herber.
          ---------------------------------

          10.1 Noncompetition Agreement with Ogilvie.  Effective as of the
               -------------------------------------
Closing, Griptec and Ogilvie will execute and deliver a Noncompetition Agreement, substantially in the form of Exhibit E attached hereto and incorporated herein by this reference.

          10.2 Employment Agreement with Herber.  Effective as of the Closing,
               --------------------------------
Griptec and Herber will execute and deliver an Employment Agreement, substantially in the form of Exhibit F attached hereto and incorporated herein by this reference.

     11.  Additional Covenants and Obligations of Griptec.
          -----------------------------------------------

          11.1 Best Efforts to Raise Additional Funding.  Griptec shall use
               ----------------------------------------
its best efforts to attempt to raise at least $1,290,000 of additional equity prior to the Closing, which may include funds received by Griptec from any private placement concluded on or after August 1, 1995, and an additional $1 million within ninety (90) days following the Closing Date. The failure of Griptec to raise $1,290,000 by the Closing Date shall not be a breach by Griptec of this Agreement, but shall only be the failure of a condition precedent to the obligations of USG and the USG Shareholders hereunder.

          11.2 Obligations Regarding Bank Loan.  Griptec shall use its best
               -------------------------------
efforts to negotiate an assumption or transfer of the Bank Loan, or, in Griptec's sole discretion, the pay-off of the Bank Loan. In connection therewith, if Griptec elects to assume or transfer the Bank Loan instead of paying if off, Griptec agrees to deposit up to $200,000 with the Bank as additional security in order to seek the release of the personal guaranty given to the Bank by Ogilvie. If Griptec offers to deposit $200,000 with the Bank on or prior to the Closing Date and the Bank fails or refuses to release the personal guaranty of Ogilvie, then the failure to obtain the Bank's consent shall not be a breach by Griptec of this Agreement, but shall only be the failure of a condition precedent to the obligations of USG and the USG Shareholders hereunder.

          11.3 Appointment of Ogilvie as a Director.  As of the Closing Date,
               ------------------------------------
and conditioned upon the effectiveness of the Merger, Griptec shall appoint Ogilvie as a director. Griptec agrees to reimburse Ogilvie for his reasonable and necessary travel and business expenses which he incurs after the Closing Date to attend Board of Directors meetings of Griptec and other business meetings and trade conferences at the request of Griptec and for telephone, facsimile and courier communications to Griptec.

     12.  Additional Covenants and Obligations of USG and the USG Shareholders.
          --------------------------------------------------------------------

          12.1 Transfer of Name.  At the Closing, USG and the USG Shareholders
               ----------------
shall convey, transfer and assign to Griptec all of their rights, title and interest in and to the name "U.S. Grips", including all registrations and pending registrations related thereto.

          12.2 Guaranteed Minimum Current Ratio.
               --------------------------------

                   (a) USG and the USG Shareholders covenant and agree that at all times from the date hereof through the Closing Date, USG shall maintain a Current Ratio of at least 1.15 to 1 ("Minimum Current Ratio"). Should the Adjusted Minimum Current Ratio fall below the Minimum Current Ratio, Griptec may reduce the Payables by an amount necessary to achieve the Minimum Current Ratio, and any sums paid by Griptec in connection therewith shall be deducted from or setoff against any monies or other consideration payable to the USG Shareholders, including without limitation the Balance of the Remaining Ogilvie Debt (as that term is defined in Section 12.3 below) and/or the earn-out shares, or shall be immediately payable upon demand.

                   (b) For purposes hereof, the following terms shall have the following definitions:

                       (1) "Current Ratio" means the ratio of (A) all cash, Collectible Receivables, Inventories, and prepaid expenses approved in writing by Griptec to (B) all Payables, as of the relevant time.

                       (2) "Collectible Receivables" means accounts receivables of USG generated in the ordinary course of business in connection with the valid sale of products or services which are owed to USG by creditworthy purchasers. No receivables older than ninety (90) days shall be included in Collectible Receivables unless otherwise agreed to in writing by Griptec.

                       (3) "Inventories" means all useable and saleable inventory of USG values at the less of cost (determined on a first-in, first-out basis) or market.
                       (4) "Payables" means all liabilities of USG, whether accrued, fixed, contingent or otherwise, with respect to any matter, as of the relevant time, including a loan payable to Griptec for $50,000, approximately $45,000 severance pay due Gary Garland and the approximate $22,000 note payable to Mr. Garland's parents, but excluding the unpaid principal balance of the Bank Loan. Payables shall be determined in accordance with generally accepted accounting principles. For a period of ninety (90) days after the Closing, any Payables that were incurred prior to the Closing but were not included in the calculations of the Current Ratio at the Closing shall be determined and a new Current Ratio shall be calculated ("Adjusted Current Ratio") as of the Closing Date.

          12.3 Conversion of Ogilvie Debt.  Prior to the Closing Date, Ogilvie
               --------------------------
shall contribute to the capital of USG, in a manner which will not cause USG to realize any income or to be subject to any taxation, all but $500,000 of the Ogilvie Debt (hereafter referred to as the "Remaining Ogilvie Debt"). No additional shares of USG shall be issued or delivered to Ogilvie in connection with such contribution to capital. For purposes hereof, the term Ogilvie Debt means and includes all indebtedness of any kind or nature whatever, owed to him by USG, including, without limitation, all loans, advances, unpaid salary and unreimbursed business expenses thereon. USG has not repaid, and at any time prior to the Closing Date shall not repay, any principal or interest on or with respect to any of the Ogilvie Debt. Of the Remaining Ogilvie Debt, $400,000 shall be repaid by GTI Sub at the Closing and the balance of $100,000 (hereafter referred to as the "Balance of the Remaining Ogilvie Debt") shall be repaid by GTI Sub within one hundred fifty (150) days following the Closing Date and shall bear interest at the rate of five percent (5%) per annum from the Closing Date until paid in full. GTI Sub may credit, against payment of the Remaining Ogilvie Debt on the Closing Date, cancellation of the $60,000 loan made by Griptec to Ogilvie, which loan shall be deemed repaid when such credit has been taken.

          12.4 Twelve Cavity Machine.  Griptec is hereby granted the right and
               ---------------------
option to purchase from U.S. Grips, Inc. Canada the twelve (12) cavity transfer mold and trim machine, subject to agreement between the parties regarding price and terms.

          12.5 Transactions with the Garlands.  Prior to the Closing, Ogilvie
               ------------------------------
shall have purchased all of the shares of USG held by Gary Garland ("Garland") and in connection therewith, Ogilvie shall have obtained from Garland a general release of all claims which Garland has or may claim to have against USG, whether suspected or unsuspected (in form and substance acceptable to Griptec and GTI Sub), and a disclosure letter signed by Garland acknowledging his knowledge and awareness of the terms of this Agreement and the Merger, and his willingness to conclude the sale of his shares of USG to Ogilvie. In addition, Ogilvie shall deliver to USG a general release from Garland's parents of all claims which they have or may claim to have against USG, whether suspected or unsuspected (in form and substance acceptable to Griptec and GTI Sub), upon payment of their notes payable as recorded on the books of USG. Ogilvie agrees to indemnify, defend, protect and hold Griptec and GTI Sub, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns, harmless from and against any claim by Garland or Garland's parents.

     13.  Conditions Precedent to Closing.
          -------------------------------

          13.1 Conditions Precedent to Obligations of Griptec and GTI Sub.
               ----------------------------------------------------------
The obligations of Griptec and GTI Sub are subject to the fulfillment or satisfaction at or prior to the Closing Date of each of the following conditions:

                   (a) The representations and warranties of USG and each of the USG Shareholders shall be true and correct in all material respects as of the Closing Date; and USG and the USG Shareholders shall have delivered to Griptec and GTI Sub a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (b) USG and the USG Shareholders shall have performed and complied with all covenants or conditions required of them by this Agreement to be performed and complied with by it prior to the Closing Date; and USG and the USG Shareholders shall have delivered to Griptec and GTI Sub a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (c) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the business of USG shall have occurred, whether or not such change shall have been caused by the deliberate act or omission of USG and/or any of the USG Shareholders, and USG and the USG Shareholders shall have delivered to Griptec and GTI Sub a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (d) The Bank shall have consented to the transfer of the Bank Loan on terms acceptable to Griptec or shall have agreed to terminate its security interest in the assets of USG upon payment in full of the Bank Loan.

                   (e) Griptec shall have approved, in its sole and absolute discretion, the terms of all contracts to which USG is a party, including those with ARC Industries, Chandler, Arizona; Medway Plastics, Long Beach, California; and World-Line Inc., Red Springs, North Carolina; and the open purchase order from Cobra Golf, Vista, California.

                   (f) Griptec shall have approved, in its sole and absolute discretion, the suitability of each of the USG Shareholders.

                   (g) Each director and officer of USG, and each USG Shareholder, shall deliver to Griptec at or prior to the Closing a general release in form reasonably acceptable to Griptec and the general release from each director and officer shall also include a resignation.

          13.2 Conditions Precedent to Obligations of USG and the USG
               ------------------------------------------------------
Shareholders.  The obligations of USG and the USG Shareholders are subject to
------------
the fulfillment or satisfaction at or prior to the Closing Date of each of the following conditions:

                   (a) The representations and warranties of Griptec and GTI Sub shall be true and correct in all material respects as of the Closing Date; and Griptec and GTI Sub shall have delivered to USG and the USG Shareholders a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (b) Griptec and GTI Sub shall have performed and complied with all covenants or conditions required of them by this Agreement to be performed and complied with by it prior to the Closing Date; and Griptec and GTI Sub shall have delivered to USG and the USG Shareholders a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (c) No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the business of Griptec shall have occurred, whether or not such change shall have been caused by the deliberate act or omission of Griptec, and Griptec and GTI Sub shall have delivered to USG and the USG Shareholders a certificate of an executive officer, dated as of the Closing Date, to the foregoing effect.

                   (d) On or prior to the Closing Date, Griptec shall have raised $1,290,000 of additional equity, which may include funds received by Griptec from any private placement concluded on or after August 1, 1995.

     14.  Closing Deliveries.  The Closing of the Merger is conditioned upon all
          ------------------
of the following:

          14.1 Deliveries by Griptec.  At the Closing, Griptec shall deliver to
               ---------------------
USG and the USG Shareholders the following, which, where applicable, shall be in a form satisfactory to counsel to USG:

                   (a) A certified copy of the resolutions of the Board of Directors of Griptec authorizing the execution, delivery and performance of this Agreement and all related documents and agreements;

                   (b) Certificates required by Sections 13.2(a) through (c) and evidence of compliance with Section 13.2(d) hereof;

                   (c) A certificate, dated within ten (10) days of the Closing Date, of the Secretary of State of California, establishing that Griptec is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in the State of California;

                   (d) The certificates representing the shares of Griptec to be delivered to the USG Shareholders as required by Section 2.2 hereof; and

                   (e) The repayment of $400,000 of the Balance of the Ogilvie Debt as required by Section 12.3 hereof.

          14.2 Deliveries by USG and the USG Shareholders.  At the Closing,
               ------------------------------------------
USG and the USG Shareholders shall deliver to Griptec the following, which, where applicable, shall be in form satisfactory to Griptec:

                   (a) A certified copy of the resolutions of the Board of Directors of USG authorizing the execution, delivery and performance of this Agreement and all related documents and agreements;

                   (b) Certificates required by Sections 13.1(a) through (c) hereof;
                   (c) Certificates, dated within ten (10) days of the Closing Date, from the Secretary of the States of California and Florida, establishing that USG is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in such States;

                   (d) The general releases and resignations required by Section 13.1(g) hereof;

                   (e) The certificates representing the shares of USG to be surrendered in the Merger, together with the duly executed Stock Assignments Separate from Certificate and the Investment Letters signed by all of the USG Shareholders, as required by Section 2.3 hereof;

                   (f) The Noncompetition Agreement, duly signed by Ogilvie;

                   (g) The Employment Agreement, duly signed by Herber;

                   (h) Any assignments with respect to the name "U.S. Grips" as required by Section 12.1 hereof;

                   (i) Calculation of the Adjusted Current Ratio, if available, as required by Section 12.2(b)(4) hereof; and

                   (j) Evidence of the contribution of the Ogilvie Debt to capital, as required by Section 12.3 hereof.

     15.  Indemnification.
          ---------------

          15.1 Indemnification by the USG Shareholders.  Each of the USG
               ---------------------------------------
Shareholders, jointly and severally, hereby indemnify and agree to hold Griptec and GTI Sub harmless from, against and in respect of, and on demand shall reimburse Griptec and GTI Sub for: (i) any and all loss, liability or damage suffered or incurred by Griptec or GTI Sub by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by USG or any USG Shareholder contained herein or in any certificate, document or instrument delivered to Griptec or GTI Sub pursuant hereto or in connection herewith; (ii) any debts, liabilities or obligations of USG, direct or indirect, fixed, contingent or otherwise, which exist as at or as of the USG Balance Sheet Date or which arise after the USG Balance Sheet Date but which are based upon or arise from any act, omission, transaction, circumstance, sale of goods or service, state of facts or other condition which occurred or existed on or before the USG Balance Sheet Date, whether or not then known, due or payable, except to the extent reflected or reserved against o the face of the USG Balance Sheet (excluding the notes thereto); (iii) any and all loss, liability or damage suffered or incurred by Griptec and/or GTI Sub by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of the Merger and incurred or alleged to have been incurred at the instance of USG or any USG Shareholder; (iv) any and all loss, liability or damage suffered or incurred by Griptec and/or GTI Sub by reason of any claim for severance, holiday or vacation pay accruing or incurred at any time prior to the Closing Date; and (v) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees costs and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid same or to oppose imposition thereof or in enforcing this indemnity. Neither USG Shareholder shall be entitled to seek or obtain indemnity or contribution from USG or GTI Sub in the event Griptec or GTI Sub seeks and/or obtains indemnity from either or both of the USG Shareholders. In the event of any breach of this Agreement by USG or the USG Shareholders, or if there is any misrepresentation, inaccuracy or omission in any representation or warranty made by USG or the USG Shareholders in this Agreement or in any agreement or certificate required to be delivered by them pursuant to this Agreement, then, in such event, in addition to all other rights and remedies which Griptec and/or GTI Sub may have, they shall also be entitled to setoff against the Balance of the Remaining Ogilvie Debt and the earn-out shares deliverable to the USG Shareholders pursuant to this Agreement.

          15.2 Indemnification by Griptec  Griptec hereby agrees to indemnify
               --------------------------
and hold USG and each USG Shareholder harmless from, against and in respect of:
(i) any and all loss, liability or damage suffered or incurred by Griptec or GTI Sub by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Griptec or GTI Sub contained herein or in any certificate, document or instrument delivered to USG or the USG Shareholders pursuant hereto or in connection herewith; and (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees costs and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid same or to oppose imposition thereof or in enforcing this indemnity.

     16.  Post-Closing Obligations of Ogilvie.  As soon after the Closing Date
          -----------------------------------
as is reasonably practicable, but in no event later than sixty (60) days thereafter, Ogilvie shall cause Mark E. Hayes, or any other independent certified public accountant reasonably acceptable to Griptec, to cause the compiled financial statements for USG for its fiscal year-ended October 31, 1993, to be fully audited and to include all appropriate disclosures, footnotes and schedules required by generally accepted accounting principles, and to issue the audited financial statements for such fiscal year and to deliver copies thereof to Griptec. In addition, during the same period of time, Ogilvie shall cause Coopers & Lybrand and Mark E. Hayes (or such other independent certified public accountant used to prepare the audited financial statements for fiscal
1993) to execute and deliver to Griptec appropriate consents to allow their reports on the audited financial statements of USG to be included in any Form 8-K, Form 10-K or any other filings by GTI with the Securities and Exchange Commission. All costs associated with the matters described in this Section 16 are subject to the provisions of Section 18 below.

     17.  Commissioner's Legend.  The parties hereto acknowledge that Section
          ---------------------
25102(a) of the California Corporations Code requires (i) that no part of the purchase price is paid or received and none of the securities is issued until the sale of such securities is qualified under the California Corporate Securities Law of 1968, as amended, unless the sale of securities is exempt from qualification as provided thereunder, and (ii) that the following provision be included herein:

     "THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS
     NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
     SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT."

     18.  Costs and Fees.  All legal, accounting and other costs and fees which
          --------------
USG incurs in connection with the Merger and the preparation of audited financial statements in excess of $12,000 shall be included as Payables and subject to the Minimum Ratio as described in Section 12.2 above. Any costs above the maximum shall may be offset against any monies or other consideration payable to the USG Shareholders, including without limitation, the Balance of the Remaining Ogilvie Debt or the earn-out shares, or is immediately payable upon demand. All legal, accounting and other costs and fees incurred by Griptec in connection with the transactions contemplated by this Agreement shall be paid by Griptec.

     19.  Survival of Representations and Warranties.  Each statement,
          ------------------------------------------
representation, warranty, indemnity, covenant and agreement made by USG and any USG Shareholder in this Agreement or in any document, certificate or other instrument delivered by or on behalf of USG or any USG Shareholder pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of USG and each such USG Shareholder. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing.

     20.  Notices.  All notices, requests, demands and other communications
          -------
required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the person to receive the notice, at the addresses indicated below:

    Griptec or GTI Sub:      Grip Technologies, Inc.
                             1681 McGaw
                             Irvine, California  92714
                             Attn: Sam G. Lindsay, President

                   USG:      U.S. Grips, Inc.
                             2440 La Mirada Drive, Suite A
                             Vista, California 92803
                             Attn: Barrie Ogilvie, CEO

      USG Shareholders:      At the addresses set forth on Schedule 1

Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

     21.  Applicable Law.  This Agreement shall be governed by, interpreted
          --------------
under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

     22.  Attorneys' Fees and Litigation Costs.  If any suit, legal proceeding
          ------------------------------------
or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its or his reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it or he may be entitled.

     23.  Captions.  The captions of the sections and subsections of this
          --------
Agreement are included for reference purposes only and are not intended to be a part of this Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

     24.  Gender; Singular and Plural Number.  The neuter gender includes the
          ----------------------------------
feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes a corporation, partnership or other legal entity when the context so requires. Also, the singular shall include the plural number where the context so requires and visa versa.

     25.  Waivers.  No waiver of any breach or default hereunder, or of any
          -------
condition precedent to the performance of any obligation hereunder, shall be considered valid unless in writing and signed by the parties giving such waiver or against whom such waive is to be enforced, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     26.  Partial Invalidity and Severability.  If any provision of this
          -----------------------------------
Agreement shall be held or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular case because if conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions thereof.

     27.  Interpretation.  The parties hereto acknowledge and agree that each
          --------------
has been given the opportunity to independently review this Agreement with legal counsel, and has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of this Agreement, or any provision hereof, the interpretation of this

Agreement shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the party who is the draftsman of this Agreement.

     28.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     29.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. In addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall not be effective unless set forth in a writing and signed by both of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above mentioned.

GRIP TECHNOLOGIES,  INC., a                 USGRIPS, INC., a Florida
  California corporation                      corporation


By:                                          By:
   ------------------------                     ---------------------------
       Sam G. Lindsay                                 Paul J. Herber
         President                                       President

By:                                          By:
   ------------------------                     ---------------------------
     James E. McCormick III                         J. Barrie Ogilvie
         Secretary                                       Secretary


USG ACQUISITION CORPORATION,                    ---------------------------
   a California corporation                          J. BARRIE OGILVIE


By:
   ------------------------                     ----------------------------
      Sam G. Lindsay                                   PAUL J. HERBER
         President

By:
   ------------------------
     James E. McCormick III
         Secretary

                        TABLE OF EXHIBITS AND SCHEDULES

Exhibit A      Form of Stock Assignment Separate From Certificate

Exhibit B      Form of Investment Letter

Exhibit C      Agreement of Merger

Exhibit D      "Piggy Back" Registration Rights

Exhibit E      Noncompetition Agreement with Barrie Ogilvie

Exhibit F      Employment Agreement with Paul Herber

Schedule 1     Schedule of USG Shareholders

Schedule 4.3   Schedule of Subscriptions, Options, Warrants, Etc. (Griptec)

Schedule 4.8   Schedule of Certain Changes (Griptec)

Schedule 4.10  Title to Assets (Griptec)

Schedule 4.11  Condition of Assets (Griptec)

Schedule 4.14  Schedule of Litigation (Griptec)

Schedule 6.8   USG Financial Statements

Schedule 6.12  Schedules (USG)

                  (1) Machinery, tools, equipment, etc.
                  (2) Real property and real property leases
                  (3) Receivables
                  (4) Insurance
                  (5) Independent contractor agreements
                  (6) Agreements re trademarks, patents, etc.
                  (7) Loan agreements
                  (8) Other agreements
                  (9) Employment related agreements
                 (10) Salaries and benefits, etc.
                 (11) List of officers and directors

                  (12) Bank accounts, etc.
                  (13) Powers of attorney, etc.

Schedule 6.17  Schedule of Intangible Property

Schedule 6.18  Schedule of Customers

Schedule 6.19  Schedule of Vendors and Suppliers

Schedule 6.20  Schedule of Product Warranty Information

                                   EXHIBIT A

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

      ____________________________________ hereby transfers, assigns, conveys and delivers to Grip Technologies, Inc., a California corporation ("Company") ___________________________________________________ (________________) shares of
Common Stock of U.S. Grips, Inc., a Florida corporation ("Company"), represented by Certificate Nos. __________________, and hereby appoints JAMES E. McCORMICK III, as ________________ attorney-in-fact to transfer said shares on the books and records of the Company.


     Dated: ___________, 1995


                                         ______________________________________


                                         ______________________________________

                                   EXHIBIT B
                                   ---------

                               INVESTMENT LETTER



Mr. Sam G. Lindsay
Grip Technologies, Inc.
1681 McGaw
Irvine, California  92714

Ladies and Gentlemen:

     The undersigned has received and reviewed that certain Agreement and Plan of Reorganization, dated June 16, 1995 ("Agreement"), by and between Grip Technologies, Inc., a California corporation ("Griptec"), and U.S. Grips, Inc. ("USG"). Pursuant to the Agreement, it is contemplated that USG shall be merge with and into Griptec and, in connection therewith, each outstanding share of Common Stock of USG will be converted into and exchanged for _____________ shares of Common Stock of Griptec (hereafter referred to as the "Merger").

     The undersigned owns ___________ shares of Common Stock of USG (the "USG Shares"). Pursuant to the Merger, the undersigned will receive _________ shares of Common Stock of Griptec ("Griptec Shares") (see Schedule 1 to the Agreement).

     In contemplation of receipt of the Griptec Shares in the Merger, the undersigned hereby represents and warrants to Griptec as follows:

          (a) He has the power and authority to execute and deliver this Investment Letter.

          (b) The USG Shares owned by him are validly issued, fully paid and non-assessable.

          (c) He owns the USG Shares free and clear of any liens, encumbrances, pledges, security interests or rights of any third parties.

          (d) No consent of any third party or governmental authority is required in connection with the Merger, save the issuance of a permit by the California Commissioner of Corporations.

          (e) He is acquiring the Griptec Shares in the Merger for investment only and not with a view toward the sale or other distribution of any shares or other securities of Griptec.

          (f) He is an existing shareholder of Griptec and either has a preexisting personal or business relationship with the officers, directors or controlling persons of Griptec, or by reason of his business or financial experience or the business or financial experience of his professional advisor who is not affiliated with and who is not compensated by Griptec or any affiliate or selling agent of Griptec, directly or indirectly, has the capacity to protect his own interest in connection with the Merger.

          (g) He has a net worth, or joint net worth with his spouse, as of the date of this Investment Letter in excess of $1,000,000, or had income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     The undersigned hereby :acknowledges and agrees that the Griptec Shares which he will receive in exchange for his USG Shares will be "restricted securities" and may not be transferred except in compliance with the U.S. Securities Act of 1933, as amended, and all applicable Blue Sky laws, and that the certificate representing the Griptec Shares shall bear a legend which reads substantially as follows:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN COMPLIANCE WITH RULE 145 UNDER THE SECURITIES ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BY SUCH TRANSFER."

     Dated: ____________, 1995


                                         --------------------------------------
                                            [signature of the Shareholder]


                                         --------------------------------------
                                            [print name of the Shareholder]

                                   EXHIBIT C

                        SHORT-FORM AGREEMENT OF MERGER
              AND CERTIFICATES OF APPROVAL OF AGREEMENT OF MERGER


                              AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER ("Agreement") is made and entered into as of September _____, 1995, by and between GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USG ACQUISITION CORPORATION, a California corporation ("GTI Sub") and USGRIPS, INC., a Florida corporation ("USG").


                                   RECITALS

     A. Concurrently, the parties have entered in that certain Agreement and Plan of Reorganization ("Reorganization Agreement").

     B. Griptec was incorporated on January 4, 1957 and currently has outstanding 4,086,655 shares of its Common Stock and 1,350,000 shares of its Series A Convertible Preferred Stock.

     C. GTI Sub was incorporated on September 14, 1995 and currently has outstanding 100 shares of its Common Stock, all of which are owned by Griptec.

     D. USG was incorporated on March _____, 1992 and currently has outstanding 500 shares of one dollar ($1.00) par value common stock.

     E. The parties desire to have USG merge with and into GTI Sub and, in connection therewith, the shareholders of USG shall receive shares of Common Stock of Griptec, all upon the terms and subject to the conditions set forth in this Agreement.


                             TERMS AND CONDITIONS

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Merger.  USG shall be merged with and into GTI Sub.  Upon such merger,
         ------
the separate existence of USG ceases and GTI Sub will succeed, without other transfer, to the rights and property of USG and shall be subject to all of the debts and liabilities thereof in the same manner as if GTI Sub had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of USG shall be limited to the property affected thereby immediately prior to the time the merger is effected.

     2.  Effect of Merger; Conversion Ratio.
         ----------------------------------

          2.1  Conversion of Shares.  Upon such merger, each outstanding share
               --------------------
of one dollar ($1.00) par value common stock of USG (hereafter referred to as the "USG Shares"), other than shares held by shareholders who perfect their rights as dissenting shareholders under applicable law, shall be converted to 1,200 shares of Common Stock of Griptec. The conversion of the USG Shares as provided in this Section 2.1 shall occur automatically upon the effective date without action by the holders thereof. Each holder of the USG Shares thereupon shall surrender his share certificate or certificates to Griptec and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock of Griptec into which his USG Shares, theretofore represented by a certificate or certificates so surrendered, shall have been converted as provided in this Agreement.

          2.2  Earn-Out Shares.  In addition to the shares described in Section
               ---------------
2.1 hereof, Griptec agrees to issue, over a three (3) year period ending on July 31, 1998, up to 400,000 additional shares of its Common Stock to the USG shareholders pursuant to the earn-out provisions set forth in Section 2.4 of the Reorganization Agreement. Each USG shareholder shall be entitled to receive that percentage of the earn-out shares, when issued, as is described on Schedule 1 attached to the Reorganization Agreement. The USG shareholders will not have to convert or surrender any shares of either USG or Griptec in order to receive his proportionate percentage of the earn-out shares.

     3.  Affect on Surviving Corporations.  Upon the merger, the outstanding
         --------------------------------
shares of Common Stock of Griptec and GTI Sub shall remain outstanding and are not affected by the merger.

     4.  Articles of Incorporation.  Upon the effectiveness of the merger,
         -------------------------
Article 1 of the Articles of Incorporation of GTI Sub will be amended in its entirety to read as follows:

          "1.  Name.  The name of this corporation is USGRIPS, INC."
               ----

     5.  Fractional Shares.  Fractional shares shall not be issued and fractions
         -----------------
of one-half or more shall be rounded to a whole share and fractions of less than one-half shall be disregarded. No cash will be paid in lieu of fractional shares.

     6.  Further Assurances.  After the merger becomes effective, USG, through
         ------------------
the persons who were its officers immediately prior to the merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Griptec.

     7.  Plan of Reorganization.  This Agreement is intended as a plan of
         ----------------------
reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. This Agreement and the Reorganization Agreement are intended to be construed together in order to effectuate their purposes.

     8.  Termination; Abandonment.  This Agreement may be terminated and the
         ------------------------
proposed merger abandoned at any time prior to the effective date of the merger and whether before or after approval of this Agreement by the Board of Directors or shareholders of either corporation as follows:

          (a) By mutual consent of the Board of Directors of Griptec and USG; or

          (b) Upon termination of the Reorganization Agreement.

     9.  Effective Date.  The effective date of the merger is the date upon
         --------------
which a copy of this Agreement is filed with the Secretary of State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

GRIP TECHNOLOGIES, INC., a
  California corporation                   USGRIPS, INC, a Florida Corporation


By                                         By
  --------------------------                  -------------------------
      Sam G. Lindsay                                Paul J. Herber
         President                                    President

By                                          By
  --------------------------                  --------------------------
    James E. McCormick III                         J. Barrie Ogilvie
        Secretary                                      Secretary


USG ACQUISITION CORPORATION,
   a California corporation


By
  --------------------------
      Sam G. Lindsay
         President

By
  --------------------------
   James E. McCormick III
       Secretary

                            CERTIFICATE OF APPROVAL
                                       OF
                              AGREEMENT OF MERGER

          SAM G. LINDSAY and JAMES E. McCORMICK III certify that:

          1. They are the President and Secretary, respectively of USG Acquisition Corporation, a California corporation ("GTI Sub").

          2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of GTI Sub.

          3. The shareholder approval was by holders of 100% of the outstanding shares of GTI Sub.

          4. There is only one class of shares, Common Stock, no par value, and the number of shares outstanding is 100.


          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


    Dated:  September _____, 1995


                                       USG ACQUISITION CORPORATION,
                                       a California corporation


                                       By:
                                           ---------------------------------
                                               Sam G. Lindsay, President


                                       By:
                                           ----------------------------------
                                            James E. McCormick III, Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER


          SAM G. LINDSAY and JAMES E. McCORMICK III certify that:

          1. They are the President and Secretary, respectively of Grip Technologies, Inc., a California corporation ("Griptec").

          2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of Griptec.

          3. The only classes of shares of Griptec which are outstanding are Common Stock and Series A Convertible Preferred Stock. There are 4,086,655 shares of Common Stock and 1,350,000 shares of Series A Convertible Preferred Stock which are presently issued and outstanding.

          4. Pursuant to California Corporations Code Section 1201(b), no shareholder approval was required of the outstanding shares of Common Stock of Griptec.
          5. Pursuant to Paragraph (d)(5) of the Certificate of Determination of Griptec filed with the Secretary of State on April 25, 1994, no vote of the Series A Convertible Preferred Stock is required.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

    Dated:  September _____, 1995



                                       GRIP TECHNOLOGIES, INC.,
                                       a California corporation


                                       By:
                                          ----------------------------------
                                             Sam G. Lindsay, President

                                       By:
                                          ----------------------------------
                                          James E. McCormick III, Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER


     PAUL J. HERBER and J. BARRIE OGILVIE certify that:

     1. They are the President and Secretary, respectively of USGRIPS, Inc., a Florida corporation ("USG").

     2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of USG.

     3. The shareholder approval was by holders of 100% of the outstanding shares of USG.

     4. There is only one class of shares, one dollar ($1.00) par value common stock, and the number of shares outstanding is 500.


          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


    Dated:  September _____, 1995



                                       U.S. Grips, Inc., a Florida
                                       corporation


                                       By:
                                          -----------------------------------
                                               Paul J. Herber, President


                                       By:
                                          -----------------------------------
                                              J. Barrie Ogilvie, Secretary

                                   EXHIBIT D

                       "PIGGY BACK" REGISTRATION RIGHTS


     1.   Certain Definitions.  As used in this Section 1 and elsewhere herein,
          -------------------
the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Company" or "Griptec" means Grip Technologies, Inc., a California corporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Merger Agreement" means that certain Agreement and Plan of Reorganization, dated September 20, 1995, as amended, by and among the Company, USG Acquisition Corporation, USGRIPS, Inc. and Stockholders.

          "Registration Rights Period" means the two (2) year period commencing on September 22, 1995 and ending on September 21, 1997.

          "Registration Statement" means a registration statement filed with by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in Section 1.

          "Registrable Shares" means the shares of Common Stock issued or issuable by the Company to Stockholder pursuant to the Merger Agreement; provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, or (ii) at such time as they are eligible for sale pursuant to Rule 144 under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Stockholders" means J. Barrie Ogilvie and Paul J. Herber.

     2.  Incidental Registration.
         -----------------------

          (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time during the Registration Rights Period, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Stockholder.

          (b) In connection with any offering under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company which they requested to be registered.

     3.   Registration Procedures.  If and whenever the Company is required
          -----------------------
by the provisions of this Addendum to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

          (c) as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service or process in any jurisdiction.

          If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

          4.  Allocation of Expenses.  The Company will pay all Registration
              ----------------------
Expenses of all registrations hereunder. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying herewith, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Stockholders' own counsel.

     5.  Indemnification and Contribution.
         --------------------------------

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with the investigating or defending any such loss, claim, damage, liability, or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter, or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5. The Indemnified Party may participate in such defense at such party's expense; provided however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to the actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, in each such case, the Company and such Stockholder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case
(A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     6.  Information by Holder.  Each holder of the Registrable Shares
         ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Addendum.

     7.  "Stand-Off" Agreement.  Each Stockholder, if requested by the
          ---------------------
Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 120 days) following the effective date of a Registration Statement; provided, that:

          (a) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering; and

          (b) all Stockholders holding not less than the number of shares of Common Stock held by such Stockholder and all officers and directors of the Company enter into similar agreements.

Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff period.

                                   EXHIBIT E

                         NONCOMPETITION AGREEMENT WITH
                                BARRIE OGILVIE


                            NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of September _____, 1995, by and among GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USG ACQUISITION CORPORATION, a California corporation ("GTI Sub"), and J. BARRIE OGILVIE, an individual ("Ogilvie").


                                   RECITALS
                                   --------

          A. Griptec, GTI Sub, Ogilvie and others are parties to that certain Agreement and Plan of Reorganization, dated as of September _____, 1995 ("Merger Agreement"), pursuant to which USGRIPS, Inc., a Florida corporation ("USG") was merged with and into GTI Sub, and in connection therewith, shares of Common Stock of Griptec, the parent of GTI Sub, were issued to all of the shareholders of USG. Ogilvie was the controlling shareholder of USG and was its Chief Executive Officer and a director.

          B. As a material inducement to Griptec and GTI Sub (Griptec and GTI Sub are sometimes hereafter collectively referred to as the "Company") to enter into the Merger Agreement, Ogilvie agrees not to compete with the Company upon the terms and subject to the conditions set forth herein. This Agreement is delivered pursuant to Section 10.1 of the Merger Agreement.


                             TERMS AND CONDITIONS
                             --------------------

          NOW, THEREFORE, in consideration of the foregoing recitals and premises, and the mutual promises, agreements, representations and warranties herein contained, the parties hereto agree as follows:

          1.  Noncompetition Covenant.  Ogilvie hereby agrees that he will not,
              -----------------------
at any time from and after the date hereof until September _____, 2000 ("Noncompetition Period"), directly or indirectly, engage in any business, trade or activity, or have any interest in any person, firm, corporation, entity, business or venture (whether as an employee, independent contractor, officer, director, agent, partner, joint venturer, shareholder, creditor, lender or otherwise) or advise or consult with any person or entity, that engages in any business, trade or activity in the Territory (as that term is defined in Section 2 hereof) which business, trade or activity is the same as, similar to or competitive with the Company's Business (as that term is defined in Section 3 hereof).

     2.  Definition of Territory.  For purposes hereof, the term "Territory"
         -----------------------
means and refers to all of the following: (i) any county or counties in any state in the United States; (ii) each of the 58 counties of the State of California; (iii) each of the counties of each of the other states of the United States of America; and (iv) worldwide, including without limitation, the following foreign countries: all countries of European Community and Japan; in which USG has done business. For purposes hereof, the terms "doing business," "done business" and "does business" means and refers to any aspect of the Company's Business, including, without limitation, sales, marketing, distribution, receiving or taking orders, advertising, promoting, designing or manufacturing.

     3.  Definition of Company's Business.  For purposes hereof, the term
         --------------------------------
Company's Business means the design, manufacture, marketing, sales and distribution of sports grips, including grips for golf clubs.

     4.  Covenant Consideration.  The parties hereto acknowledge and agree
         ----------------------
that no portion of the consideration payable to Ogilvie pursuant to the Merger Agreement has been separately allocated to the covenants and obligations of Ogilvie set forth in this Agreement.

     5.  Specific Performance; Injunctive Relief.  If Ogilvie breaches, or
         ---------------------------------------
threatens to breach, the noncompetition covenant described in Section 1 hereof, the Company shall have the right, in addition to any other rights or remedies which it may have, to seek and obtain specific performance thereof and to enjoin such breach or threatened breach. The parties hereto acknowledge and agree that any such breach or threatened breach will cause irreparable injury to the Company, and that the Company could not be reasonably or adequately compensated in damages at law. The equitable remedies provided herein are not exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.  Interpretation and Enforceability.
         ---------------------------------

          6.1  Severability of Covenants.  The parties hereto intend that the
               -------------------------
noncompetition covenant described in Section 1 hereof shall be deemed to be a series of separate noncompetition covenants, one for each county and/or governmental jurisdiction in which USG has done business. Except as provided in the immediately preceding sentence, each such separate noncompetition covenant shall be deemed identical in terms to each other noncompetition covenant contained in Section 1 hereof. If, in any judicial proceeding, a court shall refuse to enforce any of the separate noncompetition covenants deemed included in Section 1, then such unenforceable noncompetition covenant(s) shall be deemed eliminated from the provisions thereof for the purpose of such proceedings to the extent necessary to permit the remaining separate noncompetition covenant(s) to be enforced in such proceedings.

          6.2  Blue-Pencilling.  If any court determines that any noncompetition
               ---------------
covenant included in Section 1 hereof, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          6.3  Application of Other Law.  Notwithstanding the provisions of
               ------------------------
Section 9 hereof, if the noncompetition covenant included in Section 1 hereof, as it relates to any Territory exclusive of the State of California (or any county thereof), would not be enforceable under California law but would be enforceable under the internal laws of that other jurisdiction, then such noncompetition covenant, solely as it relates to such other jurisdiction, shall be governed by, interpreted under and construed and enforced in accordance with the internal laws of such local jurisdiction.

     7.  Cross Default Provision.  Any breach or default under the terms of
         -----------------------
this Agreement shall be deemed to be a breach and default under the Merger Agreement and any breach or default under the Merger Agreement shall be deemed to be a breach and default hereunder.

     8.  Notices.  All notices, requests, demands and other communications
         -------
required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the earlier of
(a) the date of personal delivery to the person to receive such notice at the address indicated below or (b) if mailed to the person to receive such notice at the address indicated below, four (4) business days after the date of posting by the United States Post Office as evidenced by the execution of the return receipt. The parties addresses, for all purposes hereof, are as follows:

     Griptec or GTI Sub:        Grip Technologies, Inc.
                                1681 McGaw
                                Irvine, California  92714
                                Attn:  Mr. Sam G. Lindsay, President

               Ogilvie:     Mr. J. Barrie Ogilvie
                            140 Gravel Pit Road
                            R.R. #3
                            Dundas, Ontario, Canada  L9H 5E3

Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

          9.   Applicable Law.  Except as provided in Section 6.3 hereof, this
               --------------
Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

          10.  Attorneys' Fees and Litigation Costs.  If any suit, legal
               ------------------------------------
proceeding or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it may be entitled.

          11.  Waivers.  No waiver of any breach or default hereunder, or of any
               -------
condition precedent to the performance of any obligation hereunder, shall be considered valid unless in writing and signed by the parties giving such waiver or against whom such waiver is to be enforced, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          12.  Interpretation.  The parties hereto acknowledge and agree that
               --------------
each has been given the opportunity to independently review this Agreement with legal counsel, and has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of this Agreement, or any provision hereof, the interpretation of this Agreement shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the party who is the draftsman of this Agreement.

          13.  Section Headings.  The section headings in this Agreement are
               ----------------
included for convenience only, are not a part of this Agreement and shall not be used in construing it.

          14.  Reference to Sections.  All references to sections are deemed to
               ---------------------
include references to the sections subsidiary to the section referred to when the context so requires. The term "this Section" refers to the Section of the Agreement in which the reference is made and all other Sections subsidiary to the Section referred.

          15.  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of each corporate party hereto, their respective successors and permitted assigns, and each individual party hereto and his heirs, personal representatives, estates, successors and permitted assigns.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          17.  Entire Agreement; Amendment.  This Agreement contains the entire
               ---------------------------
understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

GRIP TECHNOLOGIES, INC.,
a California corporation


By                                        By
  ------------------------                  -------------------------
      Sam G. Lindsay                            J. BARRIE OGILVIE
        President

By
  ------------------------
   James E. McCormick III
        Secretary

USG ACQUISITION CORPORATION, a
California corporation


By
  ------------------------
     Sam G. Lindsay
        President

By
  ------------------------
   James E. McCormick III
       Secretary

                                   EXHIBIT F

                           EMPLOYMENT AGREEMENT WITH
                                  PAUL HERBER


                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of September _____, 1995, by and between USG ACQUISITION CORPORATION, a California corporation ("Company"), and PAUL HERBER, an individual ("Employee").


                                   RECITALS
                                   --------

     A. The Company desires to employ Employee upon the terms and subject to the conditions contained in this Agreement.

     B. Employee desires to be hired and employed by the Company upon the terms and subject to the conditions contained in this Agreement.


                             TERMS AND CONDITIONS
                             --------------------

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Employment.  The Company hereby employs Employee, and Employee hereby
          ----------
agrees to be employed by the Company, as the Vice President-Sales and Marketing on the terms and subject to the conditions set forth herein. Employee shall perform such duties for the Company as may be assigned to him from time to time by the executive officers or Board of Directors of the Company. Employee agrees to devote all of his working time and effort to the performance of his duties hereunder during normal business hours. Employee further agrees to perform his duties hereunder in an efficient, faithful, loyal and business like manner and to conduct himself at all times during the term of this Agreement in a manner which does not damage or otherwise adversely reflect upon the business reputation or integrity of the Company.

     2.   Term and Termination.
          --------------------

          2.1  Term.  The term of this Agreement shall commence as of the date
               ----
hereof and, subject to the earlier termination as provided in Section 2.2 hereof, shall expire at the close of business on September _____, 2000 ("Expiration Date").

          2.2  Termination.  Notwithstanding the Expiration Date set forth in
               -----------
Section 2.1 hereof, the employment of Employee shall terminated upon the occurrence of any of the following events, to be effective as of the date hereinafter specified, and term of this Agreement shall thereupon terminate, subject to the executory duties and obligations contained herein:

            (a) The Company may, at any time, immediately terminate Employee for "just cause". For purposes hereof, "just cause" includes, but is not limited to, misconduct, dishonesty, extended absences, violation of Company policies and procedures, violation of any laws regarding or related to sexual harassment or discrimination in connection with his work or another employee of the Company, improper disclosure of Confidential Information (as that term is defined in Section 8 below), or any material and continuing failure of Employee to perform his duties under this Agreement (except as a result of death or Total Disability). Any termination for "just cause" shall become effective immediately upon written notice from the Company to Employee describing, in reasonable detail, the events or circumstances allegedly constituting "just cause".

            (b) The death of Employee shall immediately terminate his employment with the Company and this Agreement.

            (c) The "Total Disability" of Employee shall terminate his employment with the Company. For purposes of this Agreement, a condition of "Total Disability" shall exist if Employee is unable or unwilling to perform his duties hereunder, or it is determined by a medical doctor retained by the Company that he would be unable to perform his duties hereunder, for a period of at least three (3) consecutive months by reason of any medically determinable physical or mental impairment. The termination shall be effective as of the date it is first determined that Employee has suffered a total disability.

          2.3  Terminable At Will Employment at Expiration of Term.  The parties
               ---------------------------------------------------
hereto agree that if this Agreement is not extended or superceded, in either case by another written instrument, and Employee continues his employment with the Company beyond the Expiration Date, then, from and after the Expiration Date the employment of Employee shall be terminable at will at any time, with or without reason or cause, irrespective of Employee's longevity, upon the giving of sixty (60) days prior written notice to the other party.

          2.4  No Additional Rights Conferred.  Except as expressly provided
               ------------------------------
in this Agreement, nothing contained herein or in any other agreement concurrently or subsequently entered into between the Company and Employee, such as Stock Option Agreement(s), shall confer upon Employee any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company to terminate his employment at any time or to increase or decrease the compensation or other perquisites payable to Employee. The inclusion of this Section 2.4 in this Agreement is not a promise, inducement, covenant or representation by the Company that it has agreed or will agree at any time in the future to enter into any other or additional agreements with Employee with respect to any matter.

     3.   Compensation.
          ------------

          3.1  Base Salary.  As compensation for his employment hereunder,
               -----------
Employee shall receive from the Company a base salary of $85,000 per annum. The base salary shall be paid semi-monthly in accordance with the Company's usual payroll practices. The amount actually paid to Employee shall be the base salary less all applicable federal and state withholding taxes, F.I.C.A., unemployment and disability premiums or payment and all other applicable payroll taxes.

          3.2  Discretionary Bonuses.  Employee will be eligible to receive
               ---------------------
discretionary bonuses, if and when determined and declared by the Company. The inclusion of this provision in this Agreement shall not be deemed to be, nor be construed as being, a commitment by the Company to pay Employee any bonus, or a bonus of any specified amount, nor does it preclude the Company from paying bonuses to some executive, management or other employees and not to others or to Employee, as the Company, in its sole and absolute discretion, determines.

     4.   Additional Employment Benefits.
          ------------------------------

          4.1  Major Medical Health Program.  Employee shall be entitled to
               ----------------------------
participate in any major medical-health program or other group medical insurance program in which the Company is enrolled at any time, or from time to time, subject to the terms of the program or plan and any applicable waiting probationary period and any pre-existing conditions.

          4.2  Other Employment Benefits.  Employee shall be entitled to such
               -------------------------
other and further employment benefits and prerequisites as may be made available from time to time by the Company to other employees of the Company with similar jobs and responsibilities.

     5.   Reimbursement for Expenses.  The Company shall reimburse Employee for
          --------------------------
his ordinary and necessary business expenses incurred with respect to the business of the Company in accordance with policies and procedures adopted by the Company from time to time. Under no circumstance will Employee be entitled to reimbursement of any expense unless and until he submits complete and accurate substantiation of that expense, together with a detailed explanation of the nature and purpose of the expense and the person or persons involved.

     6.   Employees Manual.  To the extent the Company has or at any time
          ----------------
hereafter adopts an Employees Manual, or modifies its Employees Manual from time to time, the provisions of the Employees Manual, as so modified, are incorporated herein and made a part of this Agreement and Employee hereby agrees to be bound by and to comply with all of the terms, conditions, rules and regulations set forth therein.

     7.   Tax Compliance Matters.  The parties hereto agree that it shall be
          ----------------------
the responsibility of Employee to keep all appropriate records with respect to any business related expenses incurred by Employee in connection with the performance of his duties hereunder including the automobile allowance. It shall be further understood and agreed that the Company, to the extent required by applicable law, will report the payment or providing of any benefits or perquisites to Employee in accordance with applicable laws and regulations and, if required, will make appropriate payroll deductions with respect thereto. It will be Employee's sole responsibility to report such benefits and perquisites, to the extent applicable, as income. To the extent that Employee has not accounted to the Company for any benefits or perquisites to enable the Company to determine whether or not reporting or payroll deductions are appropriate, and the Company later determines that reporting or deduction was appropriate, then Employee agrees to indemnify and hold the Company harmless from and with respect to any liability which the Company incurs in connection therewith, including, without limitation, the tax-affected amount of the deduction and all penalties and interest with respect thereto.

     8.   Covenant of Nondisclosure and Non-use.  Employee understands and
          -------------------------------------
acknowledges that he will be advised by the Company from time to time of certain matters, and will be provided access to certain documents and information, which are trade secrets or which the Company deems to be proprietary and confidential ("Confidential Information"), whether heretofore or hereafter obtained by Employee while providing services to the Company, and whether or not Employee assists the Company in the development of any such Confidential Information. Employee agrees to maintain the confidentiality of any Confidential Information provided to him in connection with the performance of his duties under this Agreement; provided, however, such obligation shall terminate upon the occurrence of any of the following: (a) where such information now or hereafter becomes part of the public domain, and Employee has not obtained or learned such information as a result of "misappropriation" or "improper means", as those terms are defined in California Civil Code Section 3426.1; (b) such information is already in the possession of Employee at the time of the disclosure so long as it was acquired otherwise than by "misappropriation" or "improper means"; (c) such information hereafter comes into the possession of Employee from a third party without breach of this covenant; or (d) such information is independently developed by Employee without otherwise violating this Agreement. Notwithstanding any of the foregoing, under no circumstance will Employee use or disclose any ideas, concepts, themes, inventions, designs, improvements and discoveries conceived, developed or written by him pursuant to this Agreement or in connection with this Agreement; all rights to which shall belong to the Company.

          8.1  Return of Materials.  Employee further agrees that at the
               -------------------
termination of this Agreement, he will not take, without the prior written consent of the Company, tangible manifestations of the Confidential Information on any memoranda, notes (whether or not prepared by Employee during the course of his engagement by the Company), extracts, summaries, plats, sketches, plans, data, lists, manuals, schedules, forms, programs, tapes, disks or other documents, papers, media or records of any kind relating to or used in the Company's business, or any reproductions thereof.

          8.2  Unfair Competition.  Any violation of this Section 8 shall be
               ------------------
deemed to be unfair competition, in addition to any other rights or remedies which the Company may have against Employee.

     9.   Nonsolicitation of Customers, Etc.  Employee will not influence or
          ---------------------------------
attempt to influence any of Company's customers, suppliers, vendors, lessees or any others having business with the Company, either directly or indirectly, to divert their business to any other person, firm or business similar to or in competition with the Company.

     10.  Organizing Competitive Business.  Employee agrees that during the
          -------------------------------
term of this Agreement, Employee will not undertake the planning or organization of any business activity similar to or competitive with the business of the Company. Employee further agrees that he will not, for a period of two (2) years following the termination of this Agreement, either directly or indirectly, solicit any of the Company's employees to work for or with Employee, or its affiliates, or any other corporation, entity or individual, in a business similar to or competitive with the Company or to work for a competitor of the Company.

     11.  Notices.  All notices, requests, demands and other communications
          -------
required or contemplated hereunder shall be in writing, shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the earlier of (a) the date of personal delivery to the person to receive such notice at the address indicated below or (b) if mailed to the person to receive such notice at the address indicated below, four (4) business days after the date of posting by the United States Post Office as evidenced by the execution of the return receipt. The parties addresses, for all purposes hereof, are as follows:

          Company:            USG Acquisition Corporation
                              1681 McGaw
                              Irvine, California  92714


          Employee:           Paul Herber


                              ------------------------------------------------
                                                , California
                              ------------------             -----------------

Notice of change of address shall be given by written notice but shall not be deemed effective until it has been given in the manner detailed in this Section.

     12.  Applicable Law; Venue.  This Agreement shall be governed by,
          ---------------------
interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Orange, California, or the Federal District Court for the Central District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Orange County, California.

     13.  Attorneys' Fees and Litigation Costs.  If any suit, legal proceeding
          ------------------------------------
or other action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its or his reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it or he may be entitled.

     14.  Waivers.  No waiver of any breach or default hereunder, or of any
          -------
condition precedent to the performance of any obligation hereunder, shall be considered valid unless in writing and signed by the parties giving such waiver or against whom such waive is to be enforced, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15.  Partial Invalidity and Severability.  If any provision of this
          -----------------------------------
Agreement shall be held or deemed to be, or shall, in fact, be inoperative or unenforceable as applied in any particular case because if conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions thereof.

     16.  Interpretation.  The parties hereto acknowledge and agree that each
          --------------
has been given the opportunity to independently review this Agreement with legal counsel, and has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of any ambiguity in or dispute regarding the interpretation of this Agreement, or any provision hereof, the interpretation of this Agreement shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the party who is the draftsman of this Agreement.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18.  Entire Agreement; Amendment.  This Agreement contains the entire
          ---------------------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous written or oral negotiations or agreements between them regarding the subject matter hereof. No addition, modification or amendment of or to any term or provision of this Agreement, or to this Agreement as a whole, shall be effective unless set forth in writing and signed by all the parties hereto.


  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

 USG ACQUISITION CORPORATION,
 a California corporation


By:
   -----------------------            --------------------------------------
       Sam G. Lindsay                              PAUL HERBER
         President

                                   SCHEDULE 1

                          SCHEDULE OF USG SHAREHOLDERS


NAME OF SHAREHOLDER             NO. OF       % OF EARN-OUT
                                SHARES       SHARES TO BE
                                OF USG         RECEIVED
----------------------------------------------------------
James Barrie Ogilvie             400*             80%
140 Gravel Pit Road
R.R. #3
Dundas, Ontario
Canada L9H 5E3
----------------------------------------------------------
Paul Joseph Herber               100              20%
20668 White Birch Drive
Vista, California 92803
----------------------------------------------------------

------------------
         *As of the date of this Schedule, Ogilvie actually owns 375 shares and he has a right to acquire 25 shares from Gary Garland. Ogilvie will acquire those shares prior to the closing and shall be solely responsible for all costs, expenses and liabilities associated therewith.

                                 SCHEDULE 4.3

                        SCHEDULE OF OUTSTANDING SHARES,
                             OPTIONS AND WARRANTS
                 (ALL INFORMATION IS AS OF SEPTEMBER 15, 1995)


Number of shares of Common Stock outstanding: 4,086,655/(1)/

Number of shares of Series A Convertible Preferred Stock outstanding: 1,350,000

1994 Grip Technologies, Inc. Stock Option Plan (covering 600,000 shares):


          Outstanding options                              245,000
          Shares issued upon exercise of options             4,000
          Options cancelled                                 10,000

Stock options issued to PGA tour endorsers:

          Outstanding options                              450,000

Outstanding stock purchase warrants:

          Mimides/McGarvey                                 120,000
          Affiliate of Schneider Securities, Inc.           10,000
          Placement Agent's warrants
            (re 11/94 offering)                             80,000
          Kennedy #1 warrants                              360,000
          Placement Agent's warrants
            (re Kennedy #1-6/95)                            72,000/(2)/
          Placement Agent warrants
            (Re 8/8/95 offering)                            25,220/(3)/
          Kennedy #2 warrants                              444,500
          Placement Agents warrants
            (re Kennedy #2-9/95)                            88,900/(4)/

-----------------

/(1)/ This number is subject to variation as the original Harvest Recreation
      Vehicles, Inc. shareholders exchange their shares, but should not increase by more than 945 shares.

/(2)/ Schneider Securities, Inc. holds warrants to purchase 36,000 Units. Each
      Unit consists of one share of Common Stock and one three-year warrant to purchase one share of Common Stock.

/(3)/ Schneider Securities, Inc. holds a warrant to purchase 12,610 Units. Each
      Unit consists of one share of Common Stock and one five-year warrant to purchase one share of Common Stock.

/(4)/ Schneider Securities, Inc. holds a warrant to purchase 44,450 Units. Each
      Unit consists of one share of Common Stock and one three-year warrant to purchase one share of Common Stock.

                                 SCHEDULE 4.8

                          SCHEDULE OF CERTAIN CHANGES

     (a) Griptec has decided to contract out substantially all of its manufacturing.

     (b) From time to time Griptec will purchase tooling (including cavities) which in the aggregate exceeds $10,000.

     (c) Griptec continued to incur operating losses during the fourth quarter and fiscal year ended July 31, 1995.

     (d) Griptec has granted a security interest in all of its technology to Sam Lindsay as security for the loans made by Mr. Lindsay to Griptec and as consideration for his guaranty of the $600,000 loaned Griptec by First Interstate Bank (which is secured by a certificate of deposit from Mr. Lindsay in a like amount) and of other corporate obligations.

     (f) In connection with its decision to contract out all of its manufacturing, GTI intends to sell its injection molding machines.

     (h) In connection with the exercise of a stock option granted to John Boykin, Griptec exchanged the option for 4,000 fully paid for shares of its Common Stock.

     (l) Griptec has agreed to enter into a Settlement Agreement with John Svenson, a former Vice President-Marketing and Promotions and, in connection therewith, to pay him $8,194 as severance pay and to reimburse him for $1,306 in expenses.

     (o) Since April 30, 1995, Griptec has issued and sold: (i) 360,000 Units, each Unit consisting of one share of Common Stock and one three-year warrant to purchase one share of Common Stock at $3.00 per shares,
          (ii) 126,100 Units, each Unit consisting of one share of Common Stock and one five-year warrant to purchase one share of Common Stock at $5.00 per share, (iii) 444,500 Units, each Unit consisting of one share of Common Stock and one three-year warrant to purchase one share of Common Stock at $2.50 per share, and (iv) 4,000 shares upon the exercise of a stock option. Griptec is continuing to sell Units similar to those described in clause (ii) above.

Note:     Although certain changes are described in response to certain
----
          subparagraphs of Section 4.8, these disclosures are intended to be applicable to any and all appropriate items.

                                 SCHEDULE 4.10

                             SCHEDULE OF EXCEPTIONS
                               TO TITLE TO ASSETS


     1. Griptec is a party to that certain Standard Industrial/Commercial Single-Tenant Lease-Gross, dated September 21, 1993, with Soo Kwang Kim and In Ho Kim, regarding its offices and manufacturing facilities located at 1681 McGaw, Irvine, California.

     2. Certain technology used by Griptec in its business is the subject of a License Agreement, dated as of July 31, 1993, with Elbert Davis and Laguna Industries, Inc. In addition, Griptec is party to a Consulting Services and Research and Development Agreement, dated as of July 31, 1993, with Elbert Davis which provides that any Inventions (as that term is defined) conceived, developed or written by Mr. Davis during the term of the agreement shall belong to and be the sole property of Griptec.

     3.   Certain office equipment is subject to leases.

     4. All of the technology of Griptec has been assigned to Sam G. Lindsay as collateral for the loans he has made to Griptec and to secure any repayment liability of any default which may occur under the loans made by First Interstate Bank to Griptec, which is secured by a certificate of deposit of Mr. Lindsay, or under any other corporate liability guaranteed by Mr. Lindsay.

     5. Griptec has tentatively agreed to a joint venture regarding the industrial applications of its technology, although neither party to the joint venture has signed any agreement.

     6. Griptec has tentatively agreed to a joint venture regarding the development of a commercially marketable glove product for the golf industry, although neither party to the joint venture has signed any agreement.

     7. The equipment of the Company is subject to a security interest in favor of a bank to secure a loan taken subject to by the Company in connection with the purchase of certain assets from Poulin Progrip, Inc. ("PPG"). Also, the equipment purchased from PPG is also subject to a security interest in favor of PPG and Don Poulin to secure payment of the consideration for the purchase of that equipment.

                                 SCHEDULE 4.11

                             SCHEDULE OF CONDITION
                                   OF ASSETS


     1. Griptec believes there is a greater than usual amount of down-time and repairs required with respect to its injection molding equipment.

                                 SCHEDULE 4.14

                            SCHEDULE OF LITIGATION


     1. Don Poulin, the owner of Poulin Progrip, Inc. ("PPG"), now known as Don & Olivine Associates, Inc., has demanded Griptec reimburse him for the costs of certain life insurance he claims he was required to maintain for a period of approximately 23 months subsequent to the acquisition of certain assets by Griptec from PPG. Pursuant to the acquisition agreement, Griptec agreed to assume certain bank loans and to cause certain guarantees given by Mr. Poulin to be released. In June 1995, Griptec substituted a new guarantor for Mr. Poulin. The range of Mr. Poulin's claim is between $5,000 and $8,000.

     2. Griptec is in the process of documenting a settlement with John Svenson (see item (l) on Schedule 4.8).

                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION ("Amendment") is made and entered into as of September 21, 1995, by and between GRIP TECHNOLOGIES, INC., a California corporation ("Griptec"), USG ACQUISITION CORPORATION, a California corporation ("GTI Sub"), USGRIPS, INC., a Florida corporation ("USG"), J. BARRIE OGILVIE, an individual ("Ogilvie"), PAUL J. HERBER, an individual ("Herber") (Ogilvie and Herber are sometimes hereafter individually referred to as a "USG Shareholder" or collectively as the "USG Shareholders").


                                    RECITALS

     A. The parties entered in that certain Agreement and Plan of Reorganization dated September 20, 1995 ("Agreement").

     B. The parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.


                              TERMS AND CONDITIONS

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Transactions with Garland.  On September 20, 1995, Griptec loaned
          -------------------------
Ogilvie $50,000 which is represented by a Promissory Note due and payable on September 22, 1995. Ogilvie used the proceeds of this loan to acquire twenty-five (25) shares of USG from Gary F. Garland ("Garland"). On September 20, 1995, Griptec loaned USG $56,000, which is represented by a Promissory Note due and payable on September 22, 1995. USG used the proceeds of this loan to pay Garland severance pay of $40,000 and to repay loans to Bud F. and Dolores Garland and the Bud F. Garland Grandchildrens Trust in the amount of $16,000.

     2.   Determination of Current Ratio.  Notwithstanding the fact that the
          ------------------------------
severance pay obligation to Garland and the notes payable to Garland's parents and a family trust have been paid, for purposes of determining the Current Ratio the amount of severance pay obligation shall be $45,000 and the amount of the notes payable shall be $21,869. In addition, all costs associated with reinstating USG shall be included in Payables for purposes of determining the Current Ratio.

     3.   Articles of Merger.  The Articles of Merger, the form attached hereto
          ------------------
as Exhibit A, are hereby approved. The parties are authorized to file the Articles of Merger with the Division of Corporations of the State of Florida.

     4.   No Other Changes.  Except for the amendments set forth herein, there
          ----------------
are no other changes or modifications to the Agreement and the Agreement, as amended by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above mentioned.

GRIP TECHNOLOGIES,  INC., a               USGRIPS, INC., a Florida
  California corporation                    corporation


By:                                       By:
   ---------------------------               ---------------------------
        Sam G. Lindsay                            Paul J. Herber
          President                                 President

By:                                       By:
   ---------------------------               ---------------------------
     James E. McCormick III                     J. Barrie Ogilvie
          Secretary                                 Secretary


USG ACQUISITION CORPORATION,                 ---------------------------
   a California corporation                     J. BARRIE OGILVIE

By:
   ---------------------------               ---------------------------
        Sam G. Lindsay                            PAUL J. HERBER
          President

By:
   ---------------------------
     James E. McCormick III
          Secretary

                                   EXHIBIT A

                               Articles of Merger


                                      A-1